UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 30, 2008
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 30, 2008, the Board of Trustees of Colonial Properties Trust (the “Company”) appointed Thomas H. Lowder, the Chairman of the Company’s Board of Trustees, to the positions of Chairman and Chief Executive Officer and appointed C. Reynolds Thompson III, previously the Company’s Chief Executive Officer, to the positions of President and Chief Financial Officer. Mr. Lowder will serve as the principal executive officer of the Company and Mr. Thompson will serve as the principal financial officer of the Company.
     Mr. Lowder, 59, has served as Chairman of the Company’s Board of Trustees since the Company’s formation in July 1993. Additionally he served as president and chief executive officer from July 1993 until April 2006. Mr. Lowder became President and Chief Executive Officer of Colonial Properties, Inc., the Company’s predecessor, in 1976, and has been actively engaged in the acquisition, development, management, leasing and sale of multifamily, office and retail properties for the Company and its predecessors. He presently serves as a member of the Board of the following organizations: Birmingham-Southern College, Crippled Children’s Foundation, Children’s Hospital of Alabama and United Way of Central Alabama. Mr. Lowder is a past board member of the National Association of Real Estate Investment Trusts (“NAREIT”), past board member of The Community Foundation of Greater Birmingham, past chairman of the Birmingham Area Chapter of the American Red Cross, past chairman of Children’s Hospital of Alabama and he served as chairman of the 2001 United Way Campaign for Central Alabama and Chairman of the Board in 2007. He graduated with honors from Auburn University with a Bachelor of Science Degree. Mr. Lowder holds an honorary Doctorate of Humanities from University of Alabama at Birmingham and a honorary Doctorate of Law from Birmingham Southern College. Mr. Lowder is the brother of James K. Lowder, one of the Company’s trustees.
     Mr. Thompson III, 45, has served as a trustee since 2007 and, until the appointment described above, had served as the Company’s Chief Executive Officer since April 2006. From September 1999 to April 2006, Mr. Thompson served as the Chief Operating Officer of the Company and was responsible for the multifamily, office, retail and mixed-use divisions where he oversaw the management, acquisition, leasing and development of properties within the multifamily, office and retail operating divisions and the development of properties within the mixed-use division. Prior to his appointment as Chief Operating Officer, Mr. Thompson was Chief Investment Officer from June 1998 to August 1999, responsible for investment strategies, market research, due diligence, mergers and acquisitions, joint venture development and cross-divisional acquisitions. Prior to his position as Chief Investment Officer, Mr. Thompson served as Executive Vice President, Office Division, from May 1997 to May 1998, with responsibility for management of all office properties owned and/or managed by the Company. Mr. Thompson joined Colonial Properties Trust in February 1997 as Senior Vice President, Office Acquisitions, with responsibility for all acquisitions of office properties. Prior to joining Colonial Properties Trust, Mr. Thompson worked for CarrAmerica Realty Corporation, a then-publicly traded office REIT, in office building acquisitions and due diligence. His 22-year real estate background includes acquisitions, development, leasing, and management of properties in the southern United States. Mr. Thompson is currently a member of the NAREIT Board of Governors, the

Executive Committee of the Metropolitan Development Board, the National Association of Industrial and Office Parks, and the International Council of Shopping Centers. In addition, Mr. Thompson serves on the Board of Visitors for the University of Alabama Culverhouse College of Commerce and Business Administration. Mr. Thompson holds a Bachelor of Science Degree from Washington and Lee University.
     In connection with the appointment of Mr. Lowder to the positions of Chairman and Chief Executive Officer and the appointment of Mr. Thompson to the positions of President and Chief Financial Officer, the Executive Compensation Committee of the Board of Trustees of the Company determined not to adjust compensation for Messrs. Lowder and Thompson at this time. Instead, the Compensation Committee expects to reevaluate compensation arrangements for Messrs. Lowder and Thompson as part of its normal 2009 compensation review practices. In addition, Mr. Lowder will continue to be subject to the terms of his existing Non-Competition Agreement, dated May 4, 2004 (a copy of which is filed as exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).
     In addition, on December 30, 2008, Weston M. Andress resigned from the Company, including his positions as President and Chief Financial Officer of the Company and as a member of the Board of Trustees of the Company. In connection with his resignation, the Company and Mr. Andress have entered into a severance and release agreement (the “Severance Arrangement”) and a consulting agreement (the “Consulting Arrangement”). The Severance Arrangement consists of the following: (i) a lump sum cash payment equal to $1.25 million as severance, (ii) waiver of bonuses or incentive compensation for 2008, except for an amount equal to any bonus paid to the Company’s CEO under the Company’s 2008 non-equity annual incentive plan, (iii) forfeiture of equity based awards, including, but not limited to, all restricted shares, performance shares and option shares, (iv) a covenant not to solicit the Company’s employees for a two year period, as well as a confidentiality covenant and a mutual non-disparagement covenant, and (v) a release of all claims against the Company and its affiliates.
     Under the Consulting Arrangement, Mr. Andress would continue to serve as a consultant for a 12-month period and perform certain consulting services. Mr. Andress will receive compensation of $400,000, payable monthly in equal installments over such 12-month for providing assistance in the negotiation of one or more loan facilities with Fannie Mae and/or Freddie Mac. In addition, under the Consulting Arrangement, Mr. Andress will be entitled to receive an additional lump sum payment of $100,000 if Mr. Andress successfully completes certain other consulting services as specified by the CEO. The Consulting arrangement will expire December 31, 2009, unless earlier terminated by either party. However, if the Company terminates the Consulting Agreement other than for “cause”, the Company must pay the balance of the $400,000 portion of the consulting fee described above. “Cause” includes gross negligence or willful misconduct, criminal conviction in connection with the consulting services or failure to substantially and willfully attempt in good faith to perform the requested services. Mr. Andress may engage in consulting, employment or other work for others during the term of the Consulting Agreement, provided it does not interfere with his performance of the consulting services.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: January 6, 2009	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer

COLONIAL REALTY LIMITED PARTNERSHIP
	By:	Colonial Properties Trust, its general partner

Date: January 6, 2009	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer